Exhibit 99.1

NEWS RELEASE

Lakeland Bancorp Announces Pricing of $150 Million Subordinated Debt Offering

OAK RIDGE, NEW JERSEY – September 8, 2021 – Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland” or the “Company”), the holding company for Lakeland Bank, today announced that it has priced an underwritten public offering of $150 million aggregate principal amount of its fixed-to-floating rate subordinated notes (the “Notes”) due 2031. The Notes will initially bear a fixed interest rate of 2.875% per year. Commencing on December 15, 2026, the interest rate on the Notes will reset quarterly to the three-month SOFR rate plus a spread of 220 basis points, payable quarterly in arrears. The offering is expected to close on September 15, 2021, subject to the satisfaction of customary closing conditions. The Company plans to use the net proceeds from the Notes offering for general corporate purposes, which may include refinancing activities, including redeeming all or a portion of the outstanding principal amount of its outstanding subordinated notes.

Keefe, Bruyette & Woods, A Stifel Company, and Piper Sandler & Co. are acting as a joint book-running managers.

The offering of the Notes will be made only by means of a prospectus supplement and accompanying base prospectus. Lakeland has filed a registration statement (File No. 333-237440), and a preliminary prospectus supplement to the base prospectus contained in the registration statement, with the U.S. Securities and Exchange Commission (“SEC”) for the Notes to which this news release relates. Prospective investors should read the applicable prospectus supplement and base prospectus in the registration statement and other documents Lakeland has filed or will file with the SEC for more complete information about Lakeland and the relevant offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of each preliminary prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting by emailing Keefe, Bruyette, and Woods, Inc. at USCapitalMarkets@kbw.com or Piper Sandler & Co. by telephone at (866) 805-4128 or by email at fsg-dcm@psc.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Lakeland Bancorp, Inc.

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $7.85 billion in total assets at June 30, 2021. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, Lakeland Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions.

Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into the Company and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Investor Contacts:

Thomas J. Shara

President and Chief Executive Officer

973-697-2000

Thomas F. Splaine

Executive Vice President and Chief Financial Officer

973-697-2000

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